Exhibit 99.1

This Employment Agreement (“Agreement”) is effective as of March 10, 2006 by and between John Mueller ("Employee”) and Genius Products, Inc., a Delaware corporation (“Employer”), located at 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075.

INTRODUCTION:

Employer would like to engage the services of Employee for Employee’s skills as Executive Vice President and Chief Financial Officer, and related services as requested by Employer on a full-time basis, and Employee would like to be so engaged;

Employer and Employee have agreed on terms for such services and compensation; and

Employer and Employee wish to enter into a formal written agreement to document the employment relationship in order to set forth (a) Employee’s services and compensation, (b) the terms of Employee’s employment, (c) Employer’s exclusive ownership of all proprietary information relating to Employer, (d) certain confidentiality matters, and (e) the manner in which proprietary information produced or acquired by Employee during such relationship shall be handled and made the sole property of Employer;

THEREFORE, in consideration of the foregoing, and in exchange for the promises set forth below, Employer and Employee agree as follows:

1.
Services; Title. Employee shall be employed as Executive Vice President and Chief Financial Officer (the “Title”) and provide such services as Employer shall reasonably request to be performed (the "Services") on a full-time basis and shall devote substantially all of Employee's work efforts to the business and operations of Employer. The position of Executive Vice President and Chief Financial Officer shall report directly to Employer’s President and Chief Executive Officer and be headquartered in New York, New York. Employee will be required to travel to Employer’s offices where ever they may be located, to perform Employee’s duties and upon Employer’s request. Employee agrees that as Executive Vice President and Chief Financial Officer, Employee will be required to travel extensively, including frequent visits to Employer’s other offices. Employee's Title shall be subject to change by Employer at any time provided that such change reasonably reflects Employee’s duties and responsibilities as contemplated by this Agreement.

2.	Compensation, Benefits and Reviews. Subject to all other terms of this Agreement, in connection with Employee's performance of the Services, Employer shall:

1.
Pay Employee's salary during the Initial Term or during any subsequent Term (if applicable), by check, twice per month, in equal installments, in accordance with Employer's regular salary payment schedule, which shall be paid (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law) (the “Base Salary”) for employment commencing on January 2, 2006 as follows:

i	Year 1 - $250,000.00 per year, plus an annual bonus in an amount of $150,000.00 earned and paid at December 31, 2006
ii	Year 2 - $275,000.00 per year, plus an annual bonus in an amount of $150,000.00 earned and paid at December31, 2007.
iii	Year 3 (if applicable) - $300,000 per year, plus an annual bonus in an amount of $150,000.00 earned and paid at December 31, 2008.
iv	Year 4 (if applicable) - $325,000 per year, plus an annual bonus in an amount of $150,000.00 earned and paid at December 31, 2009.
v	Year 5 (if applicable) - $350,000 per year, plus an annual bonus in an amount of $150,000.00 earned and paid at December 31, 2010.

At the sole discretion of Employer, Employer may pay Employee a year-end performance bonus in the form of cash or shares of Genius Products, Inc. Common stock.

(b)
Grant Employee the option to participate in all benefit plans offered by Employer to all of its Senior Executives generally, on the same terms and conditions, including without limitation, insurance plans, 401(k) and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holiday and sick leave, which may be amended from time to time at Employer’s discretion. Employee understands that Employer has only a Blue Cross PPO health plan and no other benefit plan as of the date of this Agreement.

(c)	Grant Employee health insurance for Employee and Employee’s dependents, and such other benefits as Employer shall determine to provide to all of its management employees from time to time.

(d)
Reimburse Employee for all reasonable travel, meals, lodging, communications, entertainment and other business expenses incurred by Employee in the course and scope of his employment in connection with Employee’s Services under this Agreement.

(e)
Grant Employee three (3) weeks' vacation with pay for each twelve-month period, taken at times agreed upon with Employer. Unused vacation shall accrue to a maximum of two times the annual accrual (for example a maximum accrual of six (6) weeks if Employee earns three (3) weeks vacation per year.)

(f)
Pay Employee an automobile allowance, which shall be paid at the rate of $800 per month (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law.)

(g)
Grant Employee options, pursuant to the 2004 Stock Incentive Plan, or outside the 2004 Stock Incentive Plan, at Employer’s discretion, to Employee to purchase 750,000 shares of Genius Products, Inc. Common Stock, with stock options to vest as follows: 500,000 shares shall vest on the date of Grant, 125,000 shares shall vest on January 1, 2007, and 125,000 shares shall vest on January 1, 2008. The date of Grant of the stock options shall be the date of this Agreement. The Options shall be priced at the Fair Market Value (as defined in the 2004 Stock Incentive Plan or Employee’s stock option agreement) of the Common Stock on the date of the Grant. The 2004 Stock Incentive Plan, a copy of which is attached hereto as Exhibit A, shall govern the terms of the Grant, or at Employer’s option, if the options are granted outside the 2004 Stock Option plan, be subject to Employee’s stock option agreement. The Options shall be governed by the stock option plan, as it may be amended from time to time.

(h)
Notwithstanding any provision of the applicable stock option plan or stock option agreement or any provision in this Agreement to the contrary, Employee agrees that the consummation of the transactions contemplated by the Master Contribution Agreement dated December 5, 2005 by and between Employer, The Weinstein Company, LLC and The Weinstein Company Holding, LLC, or any unwinding of such transaction, shall not constitute a Change in Control or Corporate Transaction for purposes of the stock option plan, and will not otherwise result in any accelerated vesting of Employee’s options.

3.
Term and Termination. The term of this Agreement shall be for a period of twenty-four (24) months from January 2.2006 (“Initial Term”). Before the expiration of the Initial Term, Employer shall have the option to extend this Agreement for an additional twelve months (“Second Term”). Unless the parties enter into a new contract before the expiration of the Second Term or, if before the expiration of the Initial Term the Employer does not exercise the option to extend this Agreement for the Second Term, then Employee’s employment shall continue on an “at-will” basis.

(a)
Termination Without Cause - Severance. In the event Employee shall be terminated by Employer without “Cause” during the Initial Term or during any subsequent Term (if applicable), Employer shall provide Employee with the compensation required by clause (a) of Paragraph 2 of this Agreement (“Severance”) as of the termination date for the remaining term of the Initial Term or the remaining term of any Term in which the termination occurs (the “Severance Period”) following the date of such termination, plus all accrued but unpaid salary and vacation time to the date of termination plus any applicable annual bonus which has been awarded but not yet paid. In no event will the Severance Period be longer than eighteen (18) months. In addition to the foregoing Severance, the vesting of Employee’s stock options shall accelerate as to the number of shares that would otherwise have vested and would have been exercisable as of the date that is eighteen (18) months from the date of such termination. The foregoing Severance shall be reduced by the amount of any other compensation earned by the Employee during the Severance Period as a result of his employment. Employee’s eligibility for severance is conditioned on Employee having first signed a release agreement in the form attached as Exhibit B and a termination certificate as provided in paragraph 5.

(b)
Termination For Cause Upon termination of Employee's employment with Employer for “Cause”, Employer shall be under no further obligation to Employee for salary or other compensation, except to pay all accrued but unpaid salary and accrued vacation time to the date of termination. For purposes of this Agreement, “Cause” shall mean that Employee: has been repeatedly negligent in the discharge of his or her duties to Employer or has acted in a manner constituting gross negligence or willful misconduct; has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a material breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty; has been convicted of, or plead guilty or nolo contendere to a felony or a misdemeanor (other than minor traffic violations or similar offenses) injurious to the reputation, business or assets of Employer or an affiliate; has materially breached any of the material provisions of this Agreement; has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, Employer or an affiliate; has materially violated Employer’s policies and procedures, and specifically a violation of Employer’s sexual harassment and/or anti-discrimination policies, or a violation of Employer’s trade secrets policies, or use or disclosure of Employer’s trade secrets for personal gain; or has improperly induced a vendor or customer to break or terminate any contract with Employer or an affiliate or induced a principal for whom Employer or an affiliate acts as agent to terminate such agency relationship. “Cause” shall also include repeated failure of Employee to attend Company meetings or failure to frequently visit Company offices, but only after three (3) written warnings by Employer.

4.
Change In Control. Except as set forth in subsection (c) below, In the event of a Corporate Transaction or Change in Control, all stock options, restricted stock or other stock based awards granted to Employee shall, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), provided further that with respect to Employee’s stock options, in the event of a Corporate Transaction or Change in Control, the options shall remain exercisable until the earlier of (i) the expiration of the option term or (ii) five (5) years after the date of the Corporate Transaction or Change in Control.

(a)
For purposes of this Agreement, “Corporate Transaction" means any of the following transactions: (i) a merger or consolidation in which Employer is not the surviving entity, except for a transaction, the principal purpose of which, is to change the State in which Employer is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of Employer; (iii) the liquidation or dissolution of Employer involving all or substantially all Employer’s assets; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger), in which Employer is the surviving entity, but in which securities possessing more than forty percent (40%) of the total combined voting power of Employer's outstanding securities are transferred to a person or persons different from those who held such securities immediately before such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions, by any person or related group of persons (other than Employer or by a Employer-sponsored employee benefit plan) of beneficial ownership, (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of Employer's outstanding securities.

(b)
For purposes of this Agreement, “Change of Control” shall mean a change in ownership or control of Employer effected through either of the following transactions: (i) a direct or indirect change in ownership or control of Employer effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by Employer or by a Employer-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, Employer) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of Employer or Employer’s parent company or (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors (as such term is defined in Employer’s 2004 Stock Incentive Plan.

(c)
Employer and The Weinstein Company LLC, a Delaware limited liability company and The Weinstein Company Holdings LLC entered into that certain Master Contribution Agreement dated December 5, 2005 (the “Contribution Agreement”). Notwithstanding Section 2 (g), 4(a) or 4(b) of this Agreement or any provision of the applicable stock option plan or stock option agreement between the Employee and Employer, Employee agrees that the consummation or closing of the transactions contemplated by the Contribution Agreement, or any unwinding of such transaction, shall not constitute a Change in Control or Corporate Transaction for purposes of this Agreement or any applicable stock option plan or stock option agreement, and will not otherwise result in any accelerated vesting of Employee’s options.

5.
Termination Certificate. Upon the termination of Employee's engagement under this Agreement for any reason whatsoever, Employee agrees to sign, date and deliver to Employer a "Termination Certificate" in the form of Exhibit C, and to deliver and take all other action necessary to transfer promptly to Employer all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of Employer or to Employee's engagement, and Employee will not take with Employee any documents containing or pertaining to any confidential information, knowledge or data of Employer that Employee may produce or obtain during the course of Employee's engagement under this Agreement. This Paragraph 5 shall survive indefinitely any termination of this Agreement or Employee's employment.

6.
Nondisclosure. Employee agrees to keep confidential and not to disclose or make use of (except for the benefit of Employer), at any time, either during or after Employee’s engagement under this Agreement, any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business or future business of Employer, or any of its clients, customers, employees, licensees or affiliates, which Employee may produce, obtain or otherwise acquire or become aware of during the course of Employee’s engagement under this Agreement. Employee further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third party without specific direction or consent of a duly authorized officer of Employer. The above provisions will not prohibit the disclosure or use of Confidential Information by Employee: (a) as is necessary to carry out Employee’s duties under, or for the purposes authorized in this Agreement or (b) to the extent necessary to comply with properly authorized civil or criminal subpoena or other legal process. This Paragraph 6 shall survive indefinitely any termination of this Agreement or Employee's employment.

7.
Nonsolicitation. Employee acknowledges that, due to his position with Employer, he will have access to highly confidential information and trade secrets that have the potential of placing Employer in a non-competitive situation and jeopardizing Employer’s ongoing existence as a competitive business. Accordingly, Employee agrees that during his employment with Employer and for a period of the severance provided by paragraph 3(a) if he is terminated without cause, or for a period of one (1) year after termination of his employment with Employer if he is terminated for cause, or if he resigns from employment during the Initial, First or Second Term, but in no event less than six (6) months, he shall not directly or indirectly (i) divert or attempt to divert from Employer, The Weinstein Company LLC, The Weinstein Company Holding LLC, or any affiliate or parent of Employer, any business of any kind, including without limitation the solicitation of, or interference with, any of their customers, clients, members, business partners or suppliers or (ii) solicit, induce, recruit or encourage any person employed by Employer, The Weinstein Company LLC, The Weinstein Company Holding LLC, or any affiliate or parent of Employer, to terminate his or her employment.

8.
Work for Hire; Ownership of Intellectual Property. Employee understands and agrees that all of Employee’s work and the results arising out of, or in connection with, the work performed for Employer, whether made solely by Employee or jointly with others, during the period of Employee's employment by Employer, that relate in any manner to the actual or anticipated business, work, activities, research or development of Employer or its affiliates, or that result from or are suggested by any task assigned to Employee, or any activity performed by Employee on behalf of Employer, shall be the sole property of the Employer, and, to the extent necessary to ensure that all such property shall belong solely to the Employer, Employee by Employee’s execution of this Agreement transfers to the Employer any and all right and interest Employee may possess in such intellectual property and other assets created in connection with Employee’s employment by Employer, and that may be acquired by Employee during the term of this Agreement from any source that relates, directly or indirectly, to Employer's business and future business. Employee also agrees to take any and all reasonable lawful actions at Employer’s expense, requested by Employer to preserve Employer's rights with respect to any of the foregoing. This Paragraph 8 shall survive indefinitely any termination of this Agreement or Employee's employment.

9.
No Partnership; Not Assignable by Employee. This Agreement is between Employee and Employer, and shall not form, or be deemed to form, a partnership or joint venture. Employer’s rights, benefits, duties and obligations under this Agreement shall inure to its successors and assigns. Employee's rights, obligations and duties under this Agreement are personal to Employee and may not be assigned.

10.
Trade Secrets of Others. Employee represents that Employee’s performance of all the terms of this Agreement, and as the Employer’s employee, does not, and will not breach any agreement to keep in confidence any proprietary information, knowledge or data acquired by Employee in confidence or in trust before Employee’s engagement under this Agreement, and Employee will not disclose to Employer or induce Employer to use any confidential or proprietary information or material belonging to any other person or entity. Employee agrees not to enter into any agreement, either written or oral, in conflict with this Paragraph 10.

11.
Employee's Representations and Warranties. Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms. Employee represents, promises, understands and agrees that: (i) other than as required by law, or specifically allowed by law, Employee shall not at any time divulge, directly or indirectly, any of the terms of this Agreement to any person or entity other than Employee’s spouse, financial advisor, or legal counsel; (ii) Employee shall not use any material or content of any kind in connection with Employer’s products, software or website that is copyrighted or owned or licensed by a party other than Employer, or that would or could infringe the rights of any other party; (iii) Employee shall not use in the course of Employee’s performance under this Agreement, and shall not disclose to Employer, any confidential information belonging, in part or in whole, to any third party; (iv) EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS; (v) no statement, representation, promise, or inducement has been made to Employee, in connection with the terms of this Agreement, except as is expressly set forth in this Agreement; and (vi) Employee is not obligated or a party to any engagement, commitment or agreement with any person or entity that will, does, or could conflict with or interfere with Employee's full and faithful performance of this Agreement, nor does Employee have any commitment, engagement or agreement of any kind requiring Employee to render services or preventing or restricting Employee from rendering services or respecting the disposition of any rights or assets that Employee has or may hereafter acquire or create in connection with his employment with Employer.

12.
Governing Law; Arbitration. This Agreement shall be subject to and construed in accordance with the laws of the State of California, and without giving effect to conflict of law principles. In the event of any dispute in connection with the Services or this Agreement that cannot be resolved privately between the parties, resolution shall be through binding arbitration conducted in the County of San Diego, California. Any arbitration shall be conducted in accordance with the provisions of the California Code of Civil Procedure, Part 3, Title 9 (commencing with Section 1280). The parties may obtain discovery in aid of the arbitration in accordance with California Code of Civil Procedure Section 1283.05. Nothing contained in this Paragraph 12 shall limit either party’s right to seek temporary restraining orders or injunctive or other equitable relief in the Superior Court of California in connection with this Agreement. Employer shall pay the costs of the arbitration, unless, if Employee commences the arbitration, then Employee shall be responsible for the cost of the arbitrator only to the extent of the cost of a filing fee in the Superior Court of California. EMPLOYEE UNDERSTANDS THAT BY AGREEING TO ARBITRATION IN THE EVENT OF A DISPUTE BETWEEN EMPLOYER AND EMPLOYEE, EMPLOYEE AND EMPLOYER BOTH EXPRESSLY WAIVE THEIR RIGHT TO REQUEST A TRIAL BY JURY IN A COURT OF LAW.

13.
Assignment. Employee acknowledges and agrees that Employer may assign this Agreement, and Employer's rights and obligations hereunder, to any affiliate, subsidiary or parent company of Employer. Employer acknowledges and agrees that any such assignment shall not alter or affect Employee’s rights and duties, or the performance of his obligations, arising under this Agreement, without the consent of the Employee. This Agreement and Employee’s rights and obligations are not assignable by Employee.

14.
Entire Agreement; Modification; Waiver; Construction Generally. This Agreement constitutes the entire agreement between Employer and Employee relating to Employee’s employment with Employer, and supersedes all previous agreements, whether oral or written. No provision of this Agreement shall be construed strictly against any party, including, without limitation, the drafter. Neither this Agreement, nor any provision, may be amended, waived or modified in any way other than by a writing executed by the party against whom such amendment, waiver or modification would be enforced. The President or Chief Executive Officer must sign a modification to this Agreement by Employer. No failure to exercise and no delay in exercising with respect to any right shall operate as a waiver. A waiver by any party of a breach of any provision shall not be deemed a waiver of any later breach. The exercise of any right or remedy by either party (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies. The headings or titles of the paragraphs of this Agreement are inserted solely for convenience and shall not be used in the construction of any provision of this Agreement. Words in the singular shall include the plural, and vice versa. All references to the masculine or feminine shall mean all genders.

15.
Notices. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; (c) by United States First Class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of the notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five (5) business days following dispatch by overnight delivery service or the United States Postal Service. Employee shall be obligated to notify Employer in writing of any change in Employee’s address. Notice of change of address shall be effective only when done in accordance with this Paragraph.

Each of the parties has set forth Employee’s, Employer’s or its signature as of the date first set forth above.

EMPLOYER:

Genius Products, Inc., a Delaware corporation

By: /s/ Trevor Drinkwater

Print Name: Trevor Drinkwater

Its: (title) CEO

EMPLOYEE:

By: /s/ John Mueller
John Mueller

Exhibit C

TERMINATION CERTIFICATE

This is to certify that the undersigned (“Employee”) does not have in Employee’s possession, nor has Employee failed to return, any customer information, records, files, programs, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, financial information (other than public information), or other documents or materials, equipment, or other property or assets belonging to Genius Products, Inc. (“Employer”), its successors and assigns.

Employee further certifies that Employee has fully complied with and will continue to comply with all the terms of the Employment Agreement dated as of March 10, 2006 between Employer and Employee (the “Agreement").

Employee further agrees that, in compliance with the Agreement, Employee will preserve as confidential any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business of Employer or any of its clients, customers, Employees, licensees or affiliates, that Employee produced, obtained or otherwise acquired or became aware of during the course of Employee’s engagement under the Agreement.

EMPLOYEE:

_______________________________
John Mueller

Date: __________________________

EXHIBIT B

SEVERANCE AND GENERAL RELEASE OF ALL CLAIMS

This Severance Agreement and General Release of All Claims (“Agreement”) is entered into between ____________________ (“Employee”) and Genius Products, Inc. and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys (all collectively referred to as “Genius” or “Employer”).

1. Termination of Employment. Employee’s employment with Employer is terminated effective ___________ (“ the termination date”).

2. Severance. In consideration of, and in return for, the promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee:

a. Employee shall receive from Employer, with appropriate deductions and withholdings, _____________________ (weeks or months) pay as severance as provided for in Employee’s employment contract with Genius Products, payable commencing on the termination date, in accordance with Genius Products regular payroll practices, in addition to all accrued and unused wages and vacation pay through the termination date;

b. Employee will continue on Employer’s medical plan up to and including Employee’s termination date. Employee shall have the right to continue his/her medical and dental insurance, at Employee’s sole expense, pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") provided Employee timely elects COBRA continuation. The COBRA period shall be deemed to have commenced on the termination date;

c. Employee acknowledges and agrees that the severance provided for in this Agreement is due under his/her employment contract only if he signs this Agreement; and

d. Employer warrants and Employee acknowledges that the agreements described under this Paragraph 2 constitute full payment of any and all claims of every nature and kind arising out of, or relating in any way to, Employee’s employment by Employer or the termination thereof, benefits owed, or any other claims as outlined below.

3. Release. In consideration of the above described payment, and for other good and valuable consideration, Employee agrees employment with Employer has terminated as of the termination date, and that Employee has received full payment of all wages, vacation accrued but not used, and any and all other sums due as a result of such employment by Employer. In further consideration of, and in return for the promises and covenants undertaken herein, Employee does hereby unconditionally, irrevocably and absolutely release and discharge Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with Employer and the termination of said Employment. This Agreement shall include, but not be limited to, a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act, the Fair Labor Standards Act, federal and state wage and hour laws including, without limitation, the California Labor Code, California Government Code Sections 12940 et seq., any applicable California Industrial Wage Orders, all as amended, all claims for breach of contract, employment discrimination, sexual harassment, wages, severance, overtime compensation, vacation, torts, fraud, and/or claims any other local, state or federal law, rule, or regulation relating to or affecting Employee’s employment by Employer, except any claim for unemployment insurance or worker’s compensation.

4. Claims. In further consideration of the above described payments and benefits, and for other good and valuable consideration, Employee irrevocably and absolutely agrees that he/she will not prosecute nor allow to be prosecuted on his/her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above. It is the intention of the parties that, with the execution of this Agreement, Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters released. Employee represents that he/she has not filed any complaint, charges or lawsuits against Employer, or any related holding, parent or subsidiary corporations (including their affiliates, officers, directors, and employees) with any governmental agency or any court.

5. Unknown Claims. Employee understands and agrees that this Agreement extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Employee certifies that he/she has read this release and the quoted Civil Code section and that he/she fully understands this release.

6. Binding Effect. This Agreement and all promises and agreements set forth in this Agreement shall be binding upon, and shall inure to the benefit of, the respective parties, their legal successors, heirs, assigns, partners, representatives, agents, attorneys, officers, directors and shareholders.

7. Entire Agreement. Employee further declares and represents that no promise or representation not contained in this Agreement has been made to him/her and acknowledges and represents that this Agreement contains the entire understanding between the parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement. However, any Proprietary or Trade Secrets agreement, Non-Disclosure, Non-Solicitation, Work for Hire, or any agreement regarding Ownership of Intellectual Property by Genius Products entered into previously shall remain in full force and effect. Employee further acknowledges that the terms of this Agreement are contractual and not a mere recital

8. Confidentiality. Employee acknowledges and agrees that the confidential nature of this Agreement is a material inducement for Employer to enter into this Agreement. Employee agrees that the fact of, and the terms and conditions of this Agreement, and any and all actions by the parties to this Agreement, are confidential and shall not be disclosed, discussed or revealed by Employee to any other person or entity except spouse, significant other, parent, attorney, financial advisor, or as required by law. Employee further agrees he/she will not make any statement or take any action, directly or indirectly, that harms, or could harm, Employer’s business interests, reputation or good will. EMPLOYEE SPECIFICALLY AGREES NOT TO DISCLOSE THE TERMS OF THIS AGREEMENT TO OTHER CURRENT OR FORMER EMPLOYEES OF EMPLOYER.

9. Confidential Information and Trade Secrets. Employee acknowledges that all confidential materials, records and documents concerning Employer that have come into Employee’s possession during his/her employment with Employer have been returned to Employer. Employee agrees not to disclose to any person or entity, including any competitor of Employer and any future employer, any of Employer’s trade secrets or other confidential information. Employee acknowledges all Employer’s property obtained during the course of his employment with Employer has been returned to Employer. To the extent Employee has entered into any Proprietary or Trade Secrets agreement, Non-Disclosure, Non-Solicitation, Work for Hire, or any agreement regarding Ownership of Intellectual Property by Genius Products, such agreements remain in effect, and if such agreements provide greater protection to Genius Products than this Agreement, such other agreements shall take precedence over this Agreement.

10. Interpretations and Severability. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void, voidable as against public policy, or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions and parts thereof, of this Agreement are declared severable.

11. Arbitration of Disputes. Any dispute arising out of this Agreement or Employee’s employment or termination shall be resolved by binding arbitration in San Diego, California, and the findings of the arbitrator shall be final and binding upon the parties.

12. Attorneys’ Fees. In any dispute involving this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs.

13.	IF EMPLOYEE IS UNDER THE AGE OF 40, A SIGNATURE ON THIS RELEASE WILL BE IMMEDIATELY EFFECTIVE. IF EMPLOYEE IS OVER THE AGE OF 40, THE FOLLOWING PROVISIONS APPLY:

 Age Discrimination in Employment Act Release.

A. Employee acknowledges Employer hereby has advised Employee in writing to discuss this Agreement with an attorney before executing it and that Employer has provided Employee at least twenty-one (21) days within which to review and consider this Agreement before signing it.

B. The Parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following the execution of this Agreement, and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such a revocation must be in writing, addressed to Harvey C. Berger, Esq., Pope, Berger & Williams, LLP, 550 West “C” Street, Suite 1350, San Diego, CA 92101, and received not later than 5:00 p.m. on the seventh (7th) day following execution of this Agreement by Employee. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the monies and benefits described above.

C. If Employee does not revoke this Agreement in the time frame specified in this section 20, the Agreement shall become effective at 12:01 a.m. on the eighth (8th) day after it is signed by Employee.

I have read the foregoing Severance Agreement and General Agreement of All Claims and I accept and agree to the provisions contained in this Agreement and execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY, THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: ________________, 2006	_____________________________ Employee

Dated: ________________, 2006	_____________________________ Genius Products, Inc. By: Trevor Drinkwater Chief Executive Officer